UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 20, 2011

Date of report (Date of earliest event reported)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement (CRC Health Corporation)

Overview

On January 20, 2011 (the “Closing Date”), CRC Health Corporation (the “Company”) entered into an amendment agreement and amended and restated its then-existing senior secured credit facility. The following is a summary of the terms of the Company’s Credit Agreement, dated as of February 6, 2006, as amended and restated on November 17, 2006 (the “Existing Credit Agreement”) and as further amended and restated on the Closing Date (the “Amended Credit Agreement”), among the Company, CRC Health Group, Inc., Citibank, N.A. as administrative agent (in such capacity, the “Administrative Agent”), collateral agent, swing line lender and L/C issuer, the other lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as documentation agent, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, GE Capital Markets, Inc. and Credit Suisse Securities (USA) LLC, as joint bookrunners.

Pursuant to the Amended Credit Agreement, the Company and the Lenders agreed that, with respect to certain of the Lenders under the Existing Credit Agreement representing an aggregate amount of approximately $309,000,000 of the existing term loans (the “Extending Term Lenders”), such term loans would be reclassified as Term B-2 Loans and the termination date thereof would be extended from February 6, 2013 (the “Original Term Maturity Date”) to November 16, 2015 (the “Extended Term Maturity Date”). Approximately $90,000,000 of the existing term loans of certain of the other Lenders (the “Non-Extending Term Lenders”) under the Existing Credit Agreement were reclassified as Term B-1 Loans, which shall terminate on the Original Term Maturity Date.

Additionally, under the Amended Credit Agreement, the Company and the Lenders also agreed that, with respect to certain of the Lenders of the Existing Credit Agreement representing an aggregate amount of $63,000,000 of the existing revolving commitments (the “Extending Revolving Lenders”), such commitments were reclassified as Extended Maturity Revolving Credit Commitments and the termination date thereof would be extended from February 6, 2012 (the “Original Revolving Maturity Date”) to the earlier of (i) August 16, 2015 and (ii) if by January 6, 2013 the Term B-1 Loans have not been repaid or refinanced in full, or have not been extended to the Extended Term Maturity Date, then January 6, 2013. $37,000,000 of the existing revolving commitments of certain of the other Lenders (the “Non-Extending Revolving Lenders”) under the Existing Credit Agreement were reclassified as Original Maturity Revolving Credit Commitments, which shall terminate on the Original Revolving Maturity Date.

The Amended Credit Agreement also provides that the Company has the right from time to time to request an amount of additional term loans and/or revolving commitments up to $50,000,000 and to refinance, replace or extend the maturity date of all or a portion of the then existing term loans and/or revolving commitments under the Amended Credit Agreement. The Lenders are not under any obligation to provide any such additional term loans and/or revolving commitments, provide such refinancing or replacement term loans and/or revolving commitments, or agree to extend the maturity date of existing term loans and/or revolving commitments held by them, and transactions to effect any additional, refinancing, replacement or extended term loans and/or revolving commitments are subject to several conditions precedent and limitations.

Interest Rates and Fees

The interest rates under the Amended Credit Agreement are based on: (i) for LIBOR loans for any interest period, a rate per annum equal to the LIBOR rate as determined by the Administrative Agent, plus an applicable margin of (x) 4.50% for Term B-2 Loans and (y) 2.25% for Term B-1 Loans, subject to reduction to 2.00% contingent upon the Company’s achieving a corporate family rating of at least B1 (with stable or better outlook) from Moody’s Investor Service, Inc. (“Moody’s”), and (z) 4.00%, 3.75%, 3.50% or 3.25% for Extended Maturity Revolving Credit Commitments, based upon the Company’s leverage ratio being within certain defined ranges, and (ii) for base rate loans, a rate per annum equal to the greater of (x) the prime rate of the Administrative Agent and (y) the federal funds rate plus one-half of 1.00%, plus an applicable margin of (1) 3.50% for Term B-2 Loans, (2) 1.25% for Term B-1 Loans, subject to reduction to 1.00% contingent upon the Company’s achieving a corporate family rating of at least B1 (with stable or better outlook) from Moody’s, and (3) 3.00%, 2.75%, 2.50% or 2.25% for Extended Maturity Revolving Credit Commitments, based upon the Company’s leverage ratio being within certain defined ranges. The interest rates for LIBOR loans and base rate loans with respect to the Original Maturity Revolving Credit Commitments shall be the same as those set forth in the Existing Credit Agreement in respect of the then existing revolving commitments.

Under the Amended Credit Agreement, in addition to certain customary administrative and other fees, on the last day of each calendar quarter the Company is required to pay each lender a commitment fee in respect of any unused commitments under the revolving credit facility, which is equal to (i) 0.625% per annum with respect to Extending Revolving Lenders and (ii) with respect to the Non-Extending Revolving Lenders, the same percentages set forth in the Existing Credit Agreement in respect of the then existing revolving commitments.

Prepayments

Subject to certain exceptions, the Amended Credit Agreement requires the Company to prepay outstanding term loans with:

•	50% (subject to reduction based upon the Company’s leverage ratio) of the Company’s annual excess cash flow, subject to certain exceptions;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds from certain future incurrences of certain debt.

The Term B-2 Loans are subject to a 1.00% prepayment premium to the extent such Term B-2 Loans are refinanced or the terms thereof are amended for the purpose of reducing the applicable yield with respect thereto, in each case prior to the first anniversary of the Closing Date. Otherwise, voluntary prepayments and commitment reductions shall be permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to LIBOR rate loans.

Amortization of Term Loans

The Company’s amended and restated senior secured credit facility requires scheduled quarterly payments in respect of (i) the Term B-1 Loans equal to (x) the percentage of all term loans outstanding on the Closing Date constituting Term B-1 Loans multiplied by (y) 0.25% of the aggregate amount of all term loans outstanding on November 17, 2006 (the amount in this clause (y), the “Quarterly Amortization Amount”) and (ii) the Term B-2 Loans equal to (x) the percentage of all term loans outstanding on the Closing Date constituting Term B-2 Loans multiplied by (y) the Quarterly Amortization Amount, which payments in each case shall be subject to certain reductions, with the balance paid in the final quarterly installment.

Collateral and Guarantees

The Company’s amended and restated senior secured credit facility continues to be guaranteed by the Company’s direct parent company, CRC Health Group, Inc. (“Holdings”) and substantially all of the Company’s current and future wholly-owned domestic subsidiaries, and continues to be secured by substantially all of the Company’s, Holdings’ and the Company’s guarantor subsidiaries’ existing and future property and assets and by a pledge of the Company’s capital stock and the capital stock of the Company’s domestic wholly-owned subsidiaries and up to 65% of the capital stock of first-tier foreign subsidiaries.

Restrictive Covenants and Other Matters

The Company’s amended and restated senior secured credit facility continues to require the Company to comply on a quarterly basis with certain financial covenants, including a maximum total leverage ratio test and an interest coverage ratio test. In addition, the Company’s amended and restated senior secured credit facility documentation continues to include negative covenants that will, subject to significant exceptions, limit the ability of Holdings, the Company and the Company’s subsidiaries, to, among other things:

•	incur liens and engage in sale leaseback transactions;

•	make investments and loans;

•	make capital expenditures;

•	incur, assume or permit to exist additional indebtedness and guarantees;

•	engage in mergers, acquisitions, asset sales and other business combinations;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	alter the business the Company conducts;

•	engage in certain transactions with affiliates;

•	enter into agreements limiting subsidiary distributions; and

•	prepay, redeem or purchase certain indebtedness, including the Company’s outstanding 10 3/4% senior subordinated notes due 2016.

The Company’s amended and restated senior secured credit facility continues to contain certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the obligations under the Company’s amended and restated senior secured credit facility to be in full force and effect, and change of control. If such an event of default occurs, the lenders under the Company’s amended and restated senior secured credit facility will continue to be entitled to take various actions, including the acceleration of amounts due under the Company’s amended and restated senior secured credit facility and all actions permitted to be taken by a secured creditor.

Amended and Restated Credit Agreement (CRC Health Group, Inc.)

Overview

On December 22, 2010, Holdings entered into an amendment agreement to amend and restate its then-existing senior term loan facility. The amendment agreement became effective on the Closing Date simultaneously with the Company’s Amended Credit Agreement. The following is a summary of the terms of Holdings’ Credit Agreement, dated as of February 6, 2006 (the “Existing Holdings Credit Agreement”), as amended and restated on the Closing Date (the “Amended Holdings Credit Agreement”), among Holdings, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Holdings Administrative Agent”), the other lenders party thereto (collectively, the “Holdings Lenders”), J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers, and J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners.

Pursuant to the Amended Holdings Credit Agreement, Holdings and the Holdings Lenders agreed that, with respect to certain of the Holdings Lenders under the Existing Holdings Credit Agreement representing an aggregate amount of approximately $137,000,000 of the existing term loans (the “Extending Lenders”), such term loans would be reclassified as Tranche A Extended Maturity Loans and the termination date thereof would be extended from November 17, 2013 (the “Original Maturity Date”) to February 1, 2016 (the “Extended Maturity Date”). Approximately $23,000,000 of the existing term loans of certain of the other Holdings Lenders (the “Non-Extending Lenders”) under the Existing Holdings Credit Agreement were reclassified as Original Maturity Loans, which shall terminate on the Original Maturity Date.

Interest Rates and Fees

The interest rates under the Amended Holdings Credit Agreement are based on: (i) for Original Maturity Loans, (x) for LIBOR loans, a rate per annum equal to the LIBOR rate as determined by the Holdings Administrative Agent (calculated using the LIBOR rate for a six-month interest period), plus an applicable margin of 8.00% and (y) for base rate loans, a rate per annum equal to the higher of (1) the prime rate of the Holdings Administrative Agent and (2) the federal funds rate plus one-half of 1.00%, plus an applicable margin of 7.00% and (ii) for Tranche A Extended Maturity Loans, a rate per annum equal to 12.00%. Interest in respect of the Original Maturity Loans continues to be “paid in kind” through an automatic increase in the principal amount of such Original Maturity Loans on each Interest Payment Date (as defined in the Amended Holdings Credit Agreement).

On the Closing Date, each Extending Lender had the option to elect (a “Cash Election”) to receive 1.50% of its 12.00% interest in the form of a cash payment (with the remaining 10.50% to be “paid in kind” through an automatic increase in the principal amount of such Tranche A Extended Maturity Loans) for the next two succeeding Interest Payment Dates, and has the option make a Cash Election on each anniversary of the Closing Date. Holdings’ ability to make a cash interest payment pursuant to any Cash Election is subject to the Company’s compliance with an interest coverage ratio and certain other obligations, in each case after giving pro forma effect to the cash dividend by the Company to Holdings to make such cash interest payment.

Prepayments

Subject to certain exceptions, the Amended Holdings Credit Agreement requires Holdings to prepay outstanding term loans (i) upon the occurrence of a Change of Control (as defined in the Amended Holdings Credit Agreement), subject to a 1.00% prepayment premium, (ii) in the form of an “AHYDO catch-up payment” in respect of certain accrued and unpaid interest (x) with respect to the Original Maturity Loans, payable commencing on May 16, 2012 and each Interest Payment Date thereafter and (y) with respect to the Tranche A Extended Maturity Loans, payable commencing on November 16, 2015 and each Interest Payment date thereafter and (iii) with 100% of the net cash proceeds of certain asset sales, subject to reinvestment rights and certain other exceptions.

The Original Maturity Loans continue to be subject to a 1.00% prepayment premium to the extent such Original Maturity Loans are prepaid prior to November 17, 2011. The Tranche A Extended Maturity Loans are subject to a prepayment premium (expressed as percentages of principal amount of the Tranche A Extended Maturity Loans to be prepaid) set forth below, if prepaid during the twelve-month period beginning on January 20 of each of the years indicated below:

Year	Percentage
2011	105.00%
2012	103.00%
2013	101.00%
2014 and thereafter	100.00%

Otherwise, voluntary prepayments shall be permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to LIBOR rate loans.

Restrictive Covenants and Other Matters

Holdings’ amended and restated senior term loan facility continues to require compliance with certain restrictive covenants, and continues to contain certain customary representations and warranties, affirmative covenants and events of default. If such an event of default occurs, the lenders under Holdings’ amended and restated senior term loan facility will continue to be entitled to take various actions, including the acceleration of amounts due under Holdings’ amended and restated senior term loan facility.

Item 2.02 Results of Operations and Financial Condition.

The information set forth in the second and third paragraphs of the disclosure pursuant to Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

On March 1, 2011, the Company announced that it is seeking additional amendments to its senior secured credit facility which would, among other things, (i) secure $120,000,000 in additional term loans to both refinance the portion of the term loans that were not extended as a part of the Amended Credit Agreement and substantially repay its outstanding revolving credit commitments and (ii) eliminate certain financial covenants. Upon consummation of the refinancing all term loans under the Company’s senior secured credit facility will mature on November 16, 2015. The additional term loans may be subject to interest rates that are different from the interest rates on the Company’s existing term loans and the Company will be obligated to pay fees in connection with securing the additional terms loans and to lenders who consent to the proposed amendments. The Company expects to complete the refinancing in the first quarter of 2011. Completion of the proposed amendments is subject to gaining consent from the requisite holders of the Company’s existing term loan facility and subject to meeting customary conditions. There is no assurance that the Company will be successful in completing the proposed amendments.

In conjunction with the proposed amendments, the Company will be presenting to the bank lenders certain information related to its preliminary financial results for 2010. This information includes the following:

•	Continuation of trend in the Recovery division growth coupled with revenue stabilization in Healthy Living division

•	Comparison of revenue during fourth quarter of 2010 and 2009:

•	Recovery division revenues higher by low single-digit percentage

•	Healthy Living division revenues higher modestly with December showing signs of improvement

•	Comparison of admissions during fourth quarter of 2010 and 2009:

•	Company-wide admissions up over 3 percent

•	Recovery division admissions higher by mid-single digit percentage

•	Weight Management admissions higher by low double-digit percentage

•	Aspen admissions down slightly

The information set forth above is based on the Company’s estimates of its results of operations that are unaudited and subject to the completion of its financial statement closing process for this period. The Company’s actual results for the quarter may differ from estimated results. During the course of the financial statement closing process or annual financial audit, the Company may identify items that would require it to make adjustments, which may be material, to the estimates set forth above. These estimates constitute forward-looking statements and are subject to risks and uncertainties. There can be no assurance that these preliminary results will not differ from the financial information reflected in the Company’s financial statements for such period when they have been finalized or that these preliminary results are indicative of future performance.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statement” regarding the substance and timing of proposed amendments to the Company’s senior secured credit facility and results of operations for its fiscal year ended December 31, 2011. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “should” or “could.” Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following factors: changes in the credit markets, the Company’s lenders not consenting to the proposed amendments, adjustments to the Company’s estimated results of operations during the audit process or in the process of closing its books and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 24, 2010. CRC assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 1, 2011

CRC HEALTH CORPORATION

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)